UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023
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Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)
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Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 1st Street SW, Suite 200              24011
Roanoke, VA

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-769-8400
N/A
(Former name or former address, if changed since last report.)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01.	Entry into a Definitive Material Agreement.
Share Purchase Agreement

On December 21, 2023, Luna Innovations Incorporated (the “Company”) entered into an agreement (the “Majority Share Purchase Agreement”) for the sale and purchase of a majority portion of the entire issued share capital of Silixa Ltd a private limited company incorporated in England (“Silixa”) from certain shareholders of Silixa named therein (the “Majority Sellers”).

On the same day, the Company entered into an agreement for the Sale and Purchase of a minority portion of the entire issued share capital of Silixa by and among the minority shareholders of Silixa named therein and the Company (the “Minority Share Purchase Agreement,” and, collectively, the Majority Share Purchase Agreement and Minority Share Purchase Agreement, the “Share Purchase Agreements”).

Pursuant to the Share Purchase Agreements, the Company acquired all of the issued share capital of Silixa for an aggregate consideration of £17,770,209 of cash consideration paid at completion, plus £13,000,000 in contingent cash consideration upon achievement of target performance milestones and up to a further £6,500,000 in the event Silixa exceeds such performance milestones.

The Share Purchase Agreements, which are governed by English law, contain customary warranties subject to certain limitations and insurance caps set forth in the Share Purchase Agreements. In addition, at closing of the transaction, the Company obtained a warranty and indemnity insurance policy from Liberty Markel International Insurance Company Limited in connection with the Share Purchase Agreements.

In addition, for a period of 18 months after closing, certain Majority Sellers have agreed not to, directly or indirectly, alone or jointly with any other person, compete or engage in any competing business with the Company in certain countries in which Silixa operates and not to solicit customers, employees or suppliers of the Company, subject to specified exceptions.

Pursuant to the Share Purchase Agreements, the Company also agreed to assume, subject to the filing of a Registration Statement on Form S-8, each restricted stock unit of Silixa outstanding immediately prior to the effective time of the Transaction, whether or not vested, which awards will be substituted for restricted stock units of the Company under the Company’s 2023 Equity Incentive Plan, adjusted in accordance with the exchange formula provided in the Share Purchase Agreements.

The foregoing description of the Share Purchase Agreements and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Share Purchase Agreements, copies of which are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference. The warranties and covenants contained in the Share Purchase Agreements were made only for the purposes of the Share Purchase Agreements, were made as of specific dates, and were made solely for the benefit of the parties to the Share Purchase Agreements and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to Share Purchase Agreements. The assertions embodied in those warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, the warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders of the Company. For the foregoing reasons, none of the Company’s shareholders or any other person should rely on such warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Private Placement of Series B Convertible Preferred Stock

On December 21, 2023 (the “Subscription Date”), the Company entered into a Subscription Agreement (the “Subscription Agreement”) with certain affiliates and related funds of White Hat Capital Partners LP (collectively the “Purchasers”), relating to the issuance and sale of up to 65,000 shares of a new series of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Convertible Preferred Stock”), for an aggregate purchase price of up to $62.5 million. On December 21, 2023 (the “Initial Closing Date”), pursuant to the terms of the Subscription Agreement, the Purchasers purchased an aggregate of 52,500 shares of Series B Convertible Preferred Stock (the “Initial Issuance”) for an aggregate purchase price of $50.0 million. In addition, at any time on or prior to December 21, 2026, each Purchaser has the right in one or more additional closings to purchase their pro rata portion of an aggregate of 12,500 additional shares of Series B Convertible Preferred Stock at $1,000 per share, for an aggregate purchase price of up to $12.5 million (each, a “Subsequent Issuance,” and together with the Initial Issuance, the “Issuance”).

The proceeds from the Initial Issuance are being used to (i) fund the Transaction, (ii) to repay in full the Company’s outstanding term debt under the Company’s credit facility with PNC Bank, National Association and (iii) for general corporate purposes.

The Subscription Agreement contains customary representations, warranties and covenants by the Company, conditions to closing, indemnification obligations of the Company and termination provisions. Any such representations, warranties and covenants were made solely for the benefit of the parties to the Subscription Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Subscription Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates.

Designation of Series B Convertible Preferred Stock

The Series B Convertible Preferred Stock ranks senior to the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. The Series B Convertible Preferred Stock initially has a liquidation preference of $1,000 per share. Holders of the Series B Convertible Preferred Stock are entitled to a cumulative dividend (the “Dividend”) at the rate of 8.5% per annum, compounding quarterly, if paid in cash, or 10.0% per annum, compounding quarterly, if paid-in-kind, at the Company’s election, for the first three years. For any quarter in which the Company elects not to pay the Dividend in cash with respect to a share of Series B Convertible Preferred Stock, such Dividend will become part of the liquidation preference of such share, as set forth in the Certificate of Designations designating the Series B Convertible Preferred Stock, which was filed by the Company with the Secretary of State of the State of Delaware on December 20, 2023 (the “Certificate of Designations”). After three years from the Initial Issuance, all Dividends must be paid in cash. In addition, no dividend or other distribution on the Common Stock may be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid on the Series B Convertible Preferred Stock.

Conversion Rights and Mandatory Conversion

The Series B Convertible Preferred Stock will be convertible into shares of Common Stock at the option of the holders thereof at or following the earlier to occur of (a) the first anniversary of the date of the Initial Issuance and (b) immediately prior to (and conditioned upon) the consummation of a Change of Control (as defined in the Certificate of Designations). The initial conversion price (the “Conversion Price”) for the shares issued in the Initial Issuance and any Subsequent Issuance is $6.70, representing a 10% premium to the 30-day volume-weighted average price of the Company’s Common Stock as of the date of the Initial Closing. The Conversion Price is subject to certain adjustments set forth in the Certificate of Designations, including by virtue of a weighted-average antidilution adjustment in the event that the Company issues equity at a discount to the Conversion Price, subject to customary exceptions. At any time after the first anniversary of the date of the Initial Issuance, in the event that the closing price of the Common Stock exceeds 200% of the Conversion Price for 30 consecutive trading days, the Company will have the right to mandatorily convert up to an aggregate of 15% of the Convertible Preferred Stock to Common Stock. Unless approved by the stockholders of the Company, the maximum aggregate number of shares of Common Stock issuable upon conversion of Series B Preferred Stock shall be limited to 6,935,934 (the “Exchange Cap”), which is 19.99% of the shares of Common Stock that were issued and outstanding on the Subscription Date.

In addition, each Purchaser’s ability to convert the Series B Convertible Preferred Stock shall be subject to a blocker provision, initially 9.99% (“Beneficial Ownership Blocker”) that will prohibit the Purchaser and any Attribution Parties (as defined in the Certificate of Designations) from beneficially owning more than 9.99% of the outstanding Common Stock at any time, determined in accordance with rules promulgated under the Securities Exchange Act. The Beneficial Ownership Blocker applicable to each Purchaser may from time to time be decreased or, upon 61 day notice, increased to a percentage not in excess of 9.99% by such Purchaser.

Following the date of a Mandatory Conversion or conversion in connection with a Change of Control, any shares of Series B Convertible Preferred Stock that are not converted as a result of the Exchange Cap or a Conversion Blocker shall be settled in cash based on the then trading price of the Common Stock.

Voting and Consent Rights

Holders of the Series B Convertible Preferred Stock are entitled to vote with the holders of the Common Stock on an as-converted basis subject to a restriction that the aggregate votes of the Series B Convertible Preferred Stock not exceed 19.99% of the voting power of the Common Stock outstanding on the Initial Issuance unless stockholder approval for the additional voting power is obtained. Holders of the Series B Convertible Preferred Stock are entitled to a separate class vote with respect to, among other things, related party transactions, the payment of dividends, repurchases or redemptions of securities of the Company in excess of $100,000 per fiscal year, dispositions of businesses or assets in any transaction or series of transactions having a fair value of consideration in excess of $30.0 million, the incurrence of indebtedness and certain amendments or extensions of the Company’s existing credit facility, amendments to the Company’s organizational documents that have an adverse effect on the Series B Convertible Preferred Stock and authorizations or issuances of securities of the Company, in each case, subject to the specified exceptions and qualifications set forth in the Certificate of Designations.

Redemption

Each Purchaser will have the right to require the Company to repurchase such Purchaser’s Series B Convertible Preferred Stock in cash in the aggregate amount of the then liquidation preference on the shares of Series B Convertible Preferred Stock (including any paid in kind dividends) being redeemed, plus accrued and unpaid dividends, upon (a) a date on or after December 21, 2027 (the “Optional Redemption Date”), (b) a Change of Control (as defined in the Certificate of Designations), or (c) the occurrence of certain triggering events, including the Company’s material breach of terms of the Series B Convertible Preferred Stock, delisting of the Common Stock, material defaults that accelerate outstanding indebtedness and bankruptcy, liquidation or winding up of the Company.

The Company will have the right to repurchase the Series B Convertible Preferred Stock in connection with a Change of Control in an amount equal to 150% of the liquidation preference of such shares of Series B Convertible Preferred Stock (including any paid in kind dividends) being redeemed, plus accrued and unpaid dividends, subject to the Purchasers’ rights to convert such shares of Series B Convertible Preferred Stock to Common Stock in accordance with their terms.

Right to Designate a Director

For so long as the Purchasers (or their permitted transferees) own beneficially and of record at least 50% of the shares of Series B Convertible Preferred Stock purchased pursuant to the Subscription Agreement (including any shares of Series B Convertible Preferred Stock previously held that were subsequently converted into shares of Common Stock for so long as the Purchasers (or their permitted transferees) continue to own beneficially and of record such shares of Common Stock), the Purchasers representing at least a majority of the outstanding shares of Series B Convertible Preferred Stock then outstanding will have the right to elect one person (the “Series B Director”) to serve on the Board of Directors of the Company (the “Board”), with the initial director designee being David Chanley, as described below.

Standstill

Until the later of (i) six month anniversary of the date that the holders of Series B Convertible Preferred Stock no longer have a right to designate a director and (ii) December 21, 2026, subject to the qualifications set forth in the Subscription Agreement, the Purchasers will be subject to certain standstill restrictions pursuant to which the Purchasers will be restricted, among other things and subject to certain customary exceptions, from (i) acquiring shares of the Company’s equity securities or securities exchangeable for or convertible into equity securities, (ii) making or in any way encouraging or participating in any “solicitation” of “proxies” or consents to vote, or knowingly seek to advise, encourage or influence any person with respect to voting of, any voting securities of the Company or any securities convertible or exchangeable into or exercisable for any such voting securities, (3) requesting, calling or seeking to call a meeting of the Company’s stockholders or action by written consent, other than of or by the holders of the Series B Preferred Stock voting as a separate class for the purpose of voting or consenting to the matters on which the holders of Series B Preferred Stock have the right to vote or consent, (4) initiating or being the proponent of any stockholder proposal for action by the Company’s stockholders, (5) seeking, alone or in concert with others, representation on the Company’s Board of Directors or the removal of any director from the Board of Directors or (6) becoming a “participant” in any contested solicitation for the election of directors with respect to the Company; or (vii) taking any action that would require the Company to make a public announcement regarding any of the foregoing.

Transfer Restrictions

The Purchasers will be restricted from transferring the Series B Convertible Preferred Stock, subject to certain specified exceptions. Subject to certain specified exceptions, the Purchasers will generally be restricted from transferring the Common Stock issuable upon conversion of the Series B Convertible Preferred Stock until the one year anniversary of the Initial Closing.

Registration Rights Agreement

Also on December 21, 2023, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement (the “Shelf Registration Statement”) covering the resale by the Purchasers of their Conversion Shares (the “Registrable Securities”) . The Company has agreed to use reasonable best efforts to cause such registration statement to be declared effective as soon as practicable after the filing thereof, but in any event within twelve (12)

months of the Initial Issuance and to keep such registration statement effective until the date the Conversion Shares covered by such registration statement have been sold or cease to be Registrable Securities. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities. The Purchasers also have customary “demand” and “piggyback” registration rights as described in the Registration Rights Agreement.

The Company also granted Purchasers a right to demand an underwritten offering to sell Registerable Securities as long as the anticipated gross proceeds of such underwritten offering is not less than $15.0 million (unless the Purchasers are proposing to sell all of their remaining Registerable Securities), subject to the limits and conditions contained in the Registration Rights Agreement. The Company also agreed, to facilitate underwritten block trades on behalf of the Purchasers, subject to certain limits and customary conditions contained in the Registration Rights Agreement.

The Registration Rights Agreement includes customary indemnification provisions, whereby the Company and the Purchasers have agreed to indemnify one another against certain liabilities in connection with registered offerings of securities.

The Certificate of Designations, Subscription Agreement and Registration Rights Agreement have been filed as Exhibits 3.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Certificate of Designations, Subscription Agreement and Registration Rights Agreement are not complete and are qualified in their entirety by reference to such exhibits.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

2.01.	Completion of Acquisition or Disposition of Assets.
The information included in Item 1.01 is incorporated herein by reference.

3.02.	Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above is hereby incorporated by reference into Item 3.02.

3.03.	Material Modification to Rights of Security Holders.
The information provided in Items 1.01 is hereby incorporated by reference to this Item 3.03.

5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Subscription Agreement, the Board authorized an increase in the size of the Board from seven directors to eight directors and appointed David Chanley to the Board as the Series B Director, effective immediately upon the Initial Issuance on December 21, 2023. Mr. Chanley’s service as the Series B Director will continue until the rights of the holders of Series B Preferred Stock to elect a Series B Director expire and until his successor is duly elected and qualified, or his earlier death, resignation, or removal.

David Chanley, age 49, is the Co-Founder and has served as the Managing Partner of White Hat Capital Partners LP since 2016. Prior to co-founding White Hat Capital Partners LP, Mr. Chanley was Managing Director and Co-Head of Stifel’s Global Technology Investment Banking Group from 2010 until 2016. Mr. Chanley joined Stifel in connection with its merger with Thomas Weisel Partners in 2010. He joined Thomas Weisel Partners just after its founding in 1999 and became a Partner in 2007. Mr. Chanley received his A.B. in Business Economics and Organizational Behavior & Management from Brown University.

Mr. Chanley will not receive any compensation for his service as a director. Mr. Chanley has also entered into the Company’s standard form of indemnification agreement.

Mr. Chanley was selected as a director of the Company pursuant to the Subscription Agreement between the Company and the Purchasers, the material terms of which are outlined in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference. There are no family relationships between Mr. Chanley and any director or executive officer of the Company and Mr. Chanley does not have any direct or indirect material interest in any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information provided in Items 1.01 is hereby incorporated by reference to this Item 5.03.

7.01.	Regulation FD Disclosure.

On December 21, 2023, the Company issued press releases announcing the Initial Issuance and the Transaction. On December 21, 2023, the Company hosted a conference call to discuss the Transaction and the White Hat financing. The Company used a slide presentation in connection with the conference call. Copies of these press releases and presentation are furnished herewith as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
2.1	Agreement for the Sale and Purchase of a Proportion of the Entire Issued Share Capital of Silixa Ltd, dated as of December 21, 2023.
2.2	Agreement for the Sale and Purchase of Shares of Silixa Ltd, dated as of December 21, 2023.
3.1	Certificate of Designations.
10.1	Subscription Agreement, by and between the Company and the Investors (as defined therein), dated as of December 21, 2023
10.2	Registration Rights Agreement, by and between the Company and the Investors (as defined therein), dated as of December 21, 2023
99.1	Press Release, dated December 21, 2023.
99.3	Press Release, dated December 21, 2023
99.3	Presentation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: December 27, 2023